UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 24, 2024

Winmark Corporation

(Exact Name of Registrant as Specified in Its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

000-22012	41-1622691
(Commission File Number)	(I.R.S. Employer Identification Number)

605 Highway 169 North, Suite 400, Minneapolis, Minnesota 55441

(Address of Principal Executive Offices) (Zip Code)

(763) 520-8500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, no par value per share	WINA	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07Submission of Matters to a Vote of Security Holders

(a-b) At the Annual Shareholders meeting held on April 24, 2024, Winmark Corporation (the “Company”) submitted to vote of security-holders the following matters that received the indicated votes:

1.	Set the number of members of the Board of Directors at seven:

FOR:	3,191,064
AGAINST:	5,812
ABSTAIN:	806
BROKER NON-VOTE:	0

2.	Election of Directors:

NOMINEE	FOR	WITHHOLD	BROKER NON-VOTE
Brett D. Heffes	2,922,729	83,163	191,790
Lawrence A. Barbetta	2,908,980	96,912	191,790
Amy C. Becker	2,904,804	101,088	191,790
Jenele C. Grassle	2,900,648	105,244	191,790
Philip I. Smith	2,923,245	82,647	191,790
Gina D. Sprenger	2,908,721	97,171	191,790
Percy C. Tomlinson, Jr.	2,912,263	93,629	191,790

3.	Approve an amendment to the 2020 Stock Option Plan to increase the shares available by 100,000 shares:

FOR:	2,943,614
AGAINST:	61,069
ABSTAIN:	1,209
BROKER NON-VOTE:	191,790

4.	Advisory vote to approve executive compensation:

FOR:	2,854,023
AGAINST:	150,380
ABSTAIN:	1,489
BROKER NON-VOTE:	191,790

5.	Ratify the appointment of Grant Thornton, LLP as independent registered public accounting firm for the 2024 fiscal year:

FOR:	3,180,253
AGAINST:	16,069
ABSTAIN:	1,360
BROKER NON-VOTE:	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINMARK CORPORATION

co
WINMARK CORPORATION

Date: April 24, 2024	By:	/s/ Anthony D. Ishaug
Anthony D. Ishaug
Chief Financial Officer and Treasurer